SUPPLEMENT
TO PROSPECTUS SUPPLEMENT DATED FEBRUARY 22, 2002
(To Prospectus dated January 16, 2002)


                                   CWMBS, INC.
                                    Depositor

                                   Countrywide
                                Home Loans, Inc.
                                     Seller

                       Countrywide Home Loans Servicing LP
                                 Master Servicer

                          Alternative Loan Trust 2002-2
                                     Issuer

                Mortgage Pass-Through Certificates, Series 2002-2

                                   -----------


The Class PO Certificates

o This supplement relates to the offering of the Class PO Certificates of the series referenced above. This supplement does not contain complete information about the offering of the Class PO Certificates. Additional information is contained in the prospectus supplement dated February 22, 2002, prepared in connection with the offering of the offered certificates of the series referenced above and in the prospectus of the depositor dated January 16, 2002. You are urged to read this supplement, the prospectus supplement and the prospectus in full.

o As of the September 25, 2002, the class certificate balance of the Class PO Certificates was approximately $1,832,074.

o Exhibit 1 to this Supplement is the monthly statement made available to holders of the Class PO Certificates on the September 25, 2002 distribution date.

o This Supplement also modifies the "Method of Distribution" section on page S-64 of the Prospectus Supplement as described on the next page.


Neither the SEC nor any state securities commission has approved these securities or determined that this supplement, the prospectus supplement or the prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

This supplement is to be used by Countrywide Securities Corporation, an affiliate of CWMBS, Inc., Countrywide Home Loans, Inc. and Countrywide Home Loans Servicing LP, in connection with offers and sales relating to transactions in the Class PO certificates in which Countrywide Securities Corporation acts as placement agent. Sales will be made at prices related to the prevailing prices at the time of sale.

October 30, 2002



The Class PO Certificates represent obligations of the trust only and do not represent an interest in or obligation of CWMBS, Inc., Countrywide Home Loans, Inc., Countrywide Home Loans Servicing LP, or any of their affiliates.

This supplement may be used to offer and sell the offered certificates only if accompanied by the prospectus supplement and the prospectus.

                            DESCRIPTION OF COLLATERAL


Reports to Certificateholders


         The monthly statement furnished to the Certificateholders on the September 25, 2002 Distribution Date is included herein as Exhibit 1.


                             METHOD OF DISTRIBUTION


         Pursuant to a Placement Agency Agreement, dated as of October 30, 2002, between Countrywide Securities Corporation and Countrywide Home Loans, Inc., Countrywide Securities Corporation has agreed, subject to the satisfaction of certain conditions, to sell the Class PO Certificates on a best efforts basis, and Countrywide Home Loans, Inc. has agreed to sell the Class PO Certificates through Countrywide Securities Corporation. Sales will be made a prices relating to the prevailing prices at the time of sale.

                  YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

Sensitivity of the Class PO Certificates

         The information set forth in the following table has been prepared on the basis of the structuring assumptions contained in the Prospectus Supplement, that the Class PO Certificates have the class certificate balance described on the cover to this Supplement, that the closing date for the purchase of the Class PO Certificates is October 30, 2002, and the assumption that the aggregate purchase price of the Class PO Certificates (expressed as a percentage of their Certificate Date Class Certificate Balance) is 79.0%.

          Sensitivity of the Principal Only Certificates to Prepayments
                          (Pre-tax Yields to Maturity)

                                                       Percentage of the Prepayment Assumption
                                                ---------------------------------------------------
Class                                            0%         50%        100%        150%        200%
-----                                           ---        ----        ----        ----       -----
Class PO..................................      1.2%       2.8%        5.1%        7.7%       10.6%

         It is unlikely that all of the Mortgage Loans will have the precise characteristics described in this supplement or that the Mortgage Loans will all prepay at the same rate until maturity or that all of the Discount Mortgage Loans will prepay at the same rate or time. As a result of these factors, the pre-tax yield on the Class PO Certificates is likely to differ from those shown in the table above, even if all of the Discount Mortgage Loans prepay at the indicated percentages of the Prepayment Assumption. No representation is made as to the actual rate of principal payments on the Mortgage Loans for any period or over the life of the Class PO Certificates or as to the yield on the Class PO Certificates. Investors must make their own decisions as to the appropriate prepayment assumptions to be used in deciding whether to purchase the Class PO Certificates.

                                    EXHIBIT 1

         THE                                          Distribution Date: 9/25/02
       BANK OF
         NEW
         YORK

   101 Barclay St,8W
   New York, NY 10286

Attn: Courtney Bartholomew
      212-815-3236

                             Countrywide Home Loans
                       Mortgage Pass-Through Certificates
                                 Series 2002-02

                 Certificateholder Monthly Distribution Summary

---------------------------------------------------------------------------------------------------------------------------------
                                Certificate                              Pass
                 Class             Rate             Beginning           Through     Principal      Interest         Total
Class  Cusip   Description         Type              Balance            Rate (%)   Distribution   Distribution    Distribution
---------------------------------------------------------------------------------------------------------------------------------
A1   12669CRH5   Senior         Fix-30/360          1,359,363.34        5.000000      22,865.07       5,664.01        28,529.09
A2   12669CRJ1   Senior         Fix-30/360         84,540,425.77        5.000000   1,800,045.40     352,251.77     2,152,297.17
A3   12669CRK8   Senior         Fix-30/360         22,475,000.00        5.000000           0.00      93,645.83        93,645.83
A4   12669CRL6   Senior         Var-30/360        108,374,789.11        2.160000   1,822,910.47     195,074.62     2,017,985.10
A5   12669CRM4   Strip IO       Var-30/360        108,374,789.11        6.340000           0.00     572,580.14       572,580.14
A6   12669CRN2   Senior         Var-30/360         16,021,156.01        3.318750   5,726,257.75      44,308.51     5,770,566.26
A7   12669CRP7   Senior         Var-30/360          2,966,880.29       25.278750   1,060,417.94      62,499.19     1,122,917.13
A8   12669CRQ5   Senior         Fix-30/360         13,123,539.65        7.000000   4,690,596.02      76,553.98     4,767,150.00
A9   12669CRR3   Strip PO       Fix-30/360            501,687.75        0.000000     179,312.49           0.00       179,312.49
A10  12669CRS1   Senior         Fix-30/360            422,000.00        7.000000     151,000.00       2,461.67       153,461.67
A11  12669CRT9   Senior         Fix-30/360          6,781,094.41        6.750000   2,423,688.68      38,143.66     2,461,832.33
A12  12669CRU6   Senior         Fix-30/360         38,500,000.00        6.750000           0.00     216,562.50       216,562.50
A13  12669CSA9   Senior         Fix-30/360        105,477,000.00        6.750000           0.00     593,308.13       593,308.13
A14  12669CSE1   Senior         Fix-30/360            500,000.00        6.750000           0.00       2,812.50         2,812.50
PO   12669CRV4   Strip PO       Fix-30/360          1,847,205.97        0.000000      15,131.62           0.00        15,131.62
AR   12669CRW2   Senior         Fix-30/360                  0.00        6.750000           0.00           0.00             0.00
---------------------------------------------------------------------------------------------------------------------------------
M    12669CRX0   Junior         Fix-30/360          9,230,681.34        6.750000       7,130.38      51,922.58        59,052.96
B1   12669CRY8   Junior         Fix-30/360          4,490,599.04        6.750000       3,468.83      25,259.62        28,728.45
B2   12669CRZ5   Junior         Fix-30/360          3,243,182.76        6.750000       2,505.25      18,242.90        20,748.15
B3   12669CSB7   Junior         Fix-30/360          1,496,799.98        6.750000       1,156.23       8,419.50         9,575.73
B4   12669CSC5   Junior         Fix-30/360          1,247,316.72        6.750000         963.51       7,016.16         7,979.67
B5   12669CSD3   Junior         Fix-30/360          1,497,476.23        6.750000       1,156.75       8,423.30         9,580.05
---------------------------------------------------------------------------------------------------------------------------------
Totals                                            424,096,198.37                  17,908,606.39   2,375,150.57    20,283,756.97
---------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------
        Current                     Cumulative
        Realized        Ending       Realized
Class    Losses        Balance        Losses
-----------------------------------------------
A1        0.00        1,336,498.26     0.00
A2        0.00       82,740,380.37     0.00
A3        0.00       22,475,000.00     0.00
A4        0.00      106,551,878.64     0.00
A5        0.00      106,551,878.64     0.00
A6        0.00       10,294,898.26     0.00
A7        0.00        1,906,462.35     0.00
A8        0.00        8,432,943.63     0.00
A9        0.00          322,375.26     0.00
A10       0.00          271,000.00     0.00
A11       0.00        4,357,405.74     0.00
A12       0.00       38,500,000.00     0.00
A13       0.00      105,477,000.00     0.00
A14       0.00          500,000.00     0.00
PO        0.00        1,832,074.35     0.00
AR        0.00                0.00     0.00
-----------------------------------------------
M         0.00        9,223,550.96     0.00
B1        0.00        4,487,130.21     0.00
B2        0.00        3,240,677.52     0.00
B3        0.00        1,495,643.75     0.00
B4        0.00        1,246,353.21     0.00
B5        0.00        1,496,319.48     0.00
-----------------------------------------------
Totals    0.00      406,187,591.99     0.00
-----------------------------------------------

         THE                                          Distribution Date: 9/25/02
       BANK OF
         NEW
         YORK

   101 Barclay St,8W
   New York, NY 10286

Attn: Courtney Bartholomew
      212-815-3236

                             Countrywide Home Loans
                       Mortgage Pass-Through Certificates
                                 Series 2002-02

                          Principal Distribution Detail

------------------------------------------------------------------------------------------------------------------------------------
                          Original        Beginning       Scheduled                    Unscheduled             Net          Current
                         Certificate     Certificate      Principal      Accretion      Principal           Principal       Realized
Class   Cusip              Balance         Balance       Distribution    Principal     Adjustments         Distribution      Losses
------------------------------------------------------------------------------------------------------------------------------------
A1    12669CRH5         1,500,000.00    1,359,363.34         22,865.07     0.00            0.00                22,865.07      0.00
A2    12669CRJ1        95,612,000.00   84,540,425.77      1,800,045.40     0.00            0.00             1,800,045.40      0.00
A3    12669CRK8        22,475,000.00   22,475,000.00              0.00     0.00            0.00                     0.00      0.00
A4    12669CRL6       119,587,000.00  108,374,789.11      1,822,910.47     0.00            0.00             1,822,910.47      0.00
A5    12669CRM4       119,587,000.00  108,374,789.11              0.00     0.00            0.00                     0.00      0.00
A6    12669CRN2        37,962,157.00   16,021,156.01      5,726,257.75     0.00            0.00             5,726,257.75      0.00
A7    12669CRP7         7,030,028.00    2,966,880.29      1,060,417.94     0.00            0.00             1,060,417.94      0.00
A8    12669CRQ5        31,096,250.00   13,123,539.65      4,690,596.02     0.00            0.00             4,690,596.02      0.00
A9    12669CRR3         1,188,750.00      501,687.75        179,312.49     0.00            0.00               179,312.49      0.00
A10   12669CRS1         1,000,000.00      422,000.00        151,000.00     0.00            0.00               151,000.00      0.00
A11   12669CRT9        16,067,815.00    6,781,094.41      2,423,688.68     0.00            0.00             2,423,688.68      0.00
A12   12669CRU6        38,500,000.00   38,500,000.00              0.00     0.00            0.00                     0.00      0.00
A13   12669CSA9       105,477,000.00  105,477,000.00              0.00     0.00            0.00                     0.00      0.00
A14   12669CSE1           500,000.00      500,000.00              0.00     0.00            0.00                     0.00      0.00
PO    12669CRV4         1,896,001.61    1,847,205.97         15,131.62     0.00            0.00                15,131.62      0.00
AR    12669CRW2               100.00            0.00              0.00     0.00            0.00                     0.00      0.00
------------------------------------------------------------------------------------------------------------------------------------
M     12669CRX0         9,272,000.00    9,230,681.34          7,130.38     0.00            0.00                 7,130.38      0.00
B1    12669CRY8         4,510,700.00    4,490,599.04          3,468.83     0.00            0.00                 3,468.83      0.00
B2    12669CRZ5         3,257,700.00    3,243,182.76          2,505.25     0.00            0.00                 2,505.25      0.00
B3    12669CSB7         1,503,500.00    1,496,799.98          1,156.23     0.00            0.00                 1,156.23      0.00
B4    12669CSC5         1,252,900.00    1,247,316.72            963.51     0.00            0.00                   963.51      0.00
B5    12669CSD3         1,504,179.28    1,497,476.23          1,156.75     0.00            0.00                 1,156.75      0.00
------------------------------------------------------------------------------------------------------------------------------------
Totals                501,193,080.89  424,096,198.37     17,908,606.39     0.00            0.00            17,908,606.39      0.00
------------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------
                 Ending             Ending
               Certificate        Certificate
Class            Balance             Factor
-----------------------------------------------
A1               1,336,498.26     0.89099884298
A2              82,740,380.37     0.86537652565
A3              22,475,000.00     1.00000000000
A4             106,551,878.64     0.89099884298
A5             106,551,878.64     0.89099884298
A6              10,294,898.26     0.27118844318
A7               1,906,462.35     0.27118844318
A8               8,432,943.63     0.27118844318
A9                 322,375.26     0.27118844319
A10                271,000.00     0.27100000000
A11              4,357,405.74     0.27118844317
A12             38,500,000.00     1.00000000000
A13            105,477,000.00     1.00000000000
A14                500,000.00     1.00000000000
PO               1,832,074.35     0.96628311853
AR                       0.00     0.00000000000
-----------------------------------------------
M                9,223,550.96     0.99477469329
B1               4,487,130.21     0.99477469329
B2               3,240,677.52     0.99477469329
B3               1,495,643.75     0.99477469329
B4               1,246,353.21     0.99477469329
B5               1,496,319.48     0.99477469329
-----------------------------------------------
Totals         406,187,591.99
-----------------------------------------------

         THE                                          Distribution Date: 9/25/02
       BANK OF
         NEW
         YORK

   101 Barclay St,8W
   New York, NY 10286

Attn: Courtney Bartholomew
      212-815-3236

                             Countrywide Home Loans
                       Mortgage Pass-Through Certificates
                                 Series 2002-02

                          Interest Distribution Detail

------------------------------------------------------------------------------------------------------------------------------
            Beginning              Pass            Accrued      Cumulative                       Total           Net
           Certificate           Through           Optimal       Unpaid          Deferred      Interest       Prepayment
Class       Balance               Rate (%)        Interest      Interest         Interest         Due        Int Shortfall
------------------------------------------------------------------------------------------------------------------------------
A1         1,359,363.34          5.000000          5,664.01       0.00             0.00           5,664.01       0.00
A2        84,540,425.77          5.000000        352,251.77       0.00             0.00         352,251.77       0.00
A3        22,475,000.00          5.000000         93,645.83       0.00             0.00          93,645.83       0.00
A4       108,374,789.11          2.160000        195,074.62       0.00             0.00         195,074.62       0.00
A5       108,374,789.11          6.340000        572,580.14       0.00             0.00         572,580.14       0.00
A6        16,021,156.01          3.318750         44,308.51       0.00             0.00          44,308.51       0.00
A7         2,966,880.29         25.278750         62,499.19       0.00             0.00          62,499.19       0.00
A8        13,123,539.65          7.000000         76,553.98       0.00             0.00          76,553.98       0.00
A9           501,687.75          0.000000              0.00       0.00             0.00               0.00       0.00
A10          422,000.00          7.000000          2,461.67       0.00             0.00           2,461.67       0.00
A11        6,781,094.41          6.750000         38,143.66       0.00             0.00          38,143.66       0.00
A12       38,500,000.00          6.750000        216,562.50       0.00             0.00         216,562.50       0.00
A13      105,477,000.00          6.750000        593,308.13       0.00             0.00         593,308.13       0.00
A14          500,000.00          6.750000          2,812.50       0.00             0.00           2,812.50       0.00
PO         1,847,205.97          0.000000              0.00       0.00             0.00               0.00       0.00
AR                 0.00          6.750000              0.00       0.00             0.00               0.00       0.00
------------------------------------------------------------------------------------------------------------------------------
M          9,230,681.34          6.750000         51,922.58       0.00             0.00          51,922.58       0.00
B1         4,490,599.04          6.750000         25,259.62       0.00             0.00          25,259.62       0.00
B2         3,243,182.76          6.750000         18,242.90       0.00             0.00          18,242.90       0.00
B3         1,496,799.98          6.750000          8,419.50       0.00             0.00           8,419.50       0.00
B4         1,247,316.72          6.750000          7,016.16       0.00             0.00           7,016.16       0.00
B5         1,497,476.23          6.750000          8,423.30       0.00             0.00           8,423.30       0.00
------------------------------------------------------------------------------------------------------------------------------
Totals   424,096,198.37                        2,375,150.57       0.00             0.00       2,375,150.57       0.00
------------------------------------------------------------------------------------------------------------------------------

----------------------------------------
           Unscheduled
            Interest         Interest
Class      Adjustment          Paid
----------------------------------------
A1             0.00             5,664.01
A2             0.00           352,251.77
A3             0.00            93,645.83
A4             0.00           195,074.62
A5             0.00           572,580.14
A6             0.00            44,308.51
A7             0.00            62,499.19
A8             0.00            76,553.98
A9             0.00                 0.00
A10            0.00             2,461.67
A11            0.00            38,143.66
A12            0.00           216,562.50
A13            0.00           593,308.13
A14            0.00             2,812.50
PO             0.00                 0.00
AR             0.00                 0.00
----------------------------------------
M              0.00            51,922.58
B1             0.00            25,259.62
B2             0.00            18,242.90
B3             0.00             8,419.50
B4             0.00             7,016.16
B5             0.00             8,423.30
----------------------------------------
Totals         0.00         2,375,150.57
----------------------------------------

         THE                                          Distribution Date: 9/25/02
       BANK OF
         NEW
         YORK

   101 Barclay St,8W
   New York, NY 10286

Attn: Courtney Bartholomew
      212-815-3236

                             Countrywide Home Loans
                       Mortgage Pass-Through Certificates
                                 Series 2002-02

                           Current Payment Information
                               Factors per $1,000

----------------------------------------------------------------------------------------------------------------------------------
                             Original              Beginning Cert.                                                 Ending Cert.
                            Certificate              Notional               Principal          Interest             Notional
Class        Cusip            Balance                Balance               Distribution      Distribution           Balance
----------------------------------------------------------------------------------------------------------------------------------
A1         12669CRH5        1,500,000.00           906.242226246            15.243383269      3.776009276         890.998842977
A2         12669CRJ1       95,612,000.00           884.203089263            18.826563612      3.684179539         865.376525651
A3         12669CRK8       22,475,000.00         1,000.000000000             0.000000000      4.166666667       1,000.000000000
A4         12669CRL6      119,587,000.00           906.242226245            15.243383269      1.631236007         890.998842976
A5         12669CRM4      119,587,000.00           906.242226245             0.000000000      4.787979762         890.998842976
A6         12669CRN2       37,962,157.00           422.029654561           150.841211384      1.167175763         271.188443177
A7         12669CRP7        7,030,028.00           422.029654562           150.841211384      8.890318442         271.188443179
A8         12669CRQ5       31,096,250.00           422.029654560           150.841211384      2.461839652         271.188443176
A9         12669CRR3        1,188,750.00           422.029654570           150.841211382      0.000000000         271.188443188
A10        12669CRS1        1,000,000.00           422.000000000           151.000000000      2.461666667         271.000000000
A11        12669CRT9       16,067,815.00           422.029654559           150.841211384      2.373916807         271.188443175
A12        12669CRU6       38,500,000.00         1,000.000000000             0.000000000      5.625000000       1,000.000000000
A13        12669CSA9      105,477,000.00         1,000.000000000             0.000000000      5.625000000       1,000.000000000
A14        12669CSE1          500,000.00         1,000.000000000             0.000000000      5.625000000       1,000.000000000
PO         12669CRV4        1,896,001.61           974.263924344             7.980805812      0.000000000         966.283118532
AR         12669CRW2              100.00             0.000000000             0.000000000      0.000000000           0.000000000
----------------------------------------------------------------------------------------------------------------------------------
M          12669CRX0        9,272,000.00           995.543716210             0.769022921      5.599933404         994.774693289
B1         12669CRY8        4,510,700.00           995.543716210             0.769022921      5.599933404         994.774693289
B2         12669CRZ5        3,257,700.00           995.543716210             0.769022921      5.599933404         994.774693289
B3         12669CSB7        1,503,500.00           995.543716210             0.769022921      5.599933404         994.774693289
B4         12669CSC5        1,252,900.00           995.543716210             0.769022921      5.599933404         994.774693289
B5         12669CSD3        1,504,179.28           995.543716210             0.769022921      5.599933404         994.774693289
----------------------------------------------------------------------------------------------------------------------------------
Totals                    501,193,080.89           846.173290375            35.731950565      4.738993136         810.441339830
----------------------------------------------------------------------------------------------------------------------------------

-----------------------------
                     Pass
                    Through
Class               Rate (%)
-----------------------------
A1                  5.000000
A2                  5.000000
A3                  5.000000
A4                  2.160000
A5                  6.340000
A6                  3.318750
A7                 25.278750
A8                  7.000000
A9                  0.000000
A10                 7.000000
A11                 6.750000
A12                 6.750000
A13                 6.750000
A14                 6.750000
PO                  0.000000
AR                  6.750000
-----------------------------
M                   6.750000
B1                  6.750000
B2                  6.750000
B3                  6.750000
B4                  6.750000
B5                  6.750000
-----------------------------
Totals
-----------------------------

         THE
       BANK OF
         NEW
         YORK

   101 Barclay St,8W
   New York, NY 10286

Attn: Courtney Bartholomew
      212-815-3236

                             Countrywide Home Loans
                       Mortgage Pass-Through Certificates
                                 Series 2002-02

Pool Level Data

Distribution Date                                                                                                       9/25/02
Cut-off Date                                                                                                            2/ 1/02
Determination Date                                                                                                      9/ 1/02
Accrual Period 30/360                      Begin                                                                        8/ 1/02
                                           End                                                                          9/ 1/02
Number of Days in 30/360 Accrual Period                                                                                      30

--------------------------------------------------------------------------------
                       Collateral Information
--------------------------------------------------------------------------------
Group 1
-------

Cut-Off Date Balance                                                                                             501,193,080.89

Beginning Aggregate Pool Stated Principal Balance                                                                424,096,228.02
Ending Aggregate Pool Stated Principal Balance                                                                   406,187,780.42

Beginning Aggregate Certificate Stated Principal Balance                                                         424,096,198.37
Ending Aggregate Certificate Stated Principal Balance                                                            406,187,591.98

Beginning Aggregate Loan Count                                                                                             1055
Loans Paid Off or Otherwise Removed Pursuant to Pooling and Servicing Agreement                                              43
Ending Aggregate Loan Count                                                                                                1012

Beginning Weighted Average Loan Rate (WAC)                                                                            7.535754%
Ending Weighted Average Loan Rate (WAC)                                                                               7.536214%

Beginning Net Weighted Average Loan Rate                                                                              6.720600%
Ending Net Weighted Average Loan Rate                                                                                 6.719555%

Weighted Average Maturity (WAM) (Months)                                                                                    350

Servicer Advances                                                                                                    121,045.36

Aggregate Pool Prepayment                                                                                         17,580,556.66
Pool Prepayment Rate                                                                                                39.8577 CPR

--------------------------------------------------------------------------------
                      Certificate Information
--------------------------------------------------------------------------------
Group 1
-------

Senior Percentage                                                                                                94.9778318092%
Senior Prepayment Percentage                                                                                    100.0000000000%

Subordinate Percentage                                                                                            5.0221681908%
Subordinate Prepayment Percentage                                                                                 0.0000000000%

         THE
       BANK OF
         NEW
         YORK

   101 Barclay St,8W
   New York, NY 10286

Attn: Courtney Bartholomew
      212-815-3236

                             Countrywide Home Loans
                       Mortgage Pass-Through Certificates
                                 Series 2002-02

Certificate Account

Beginning Balance                                                           0.00

Deposit
Payments of Interest and Principal                                 20,556,795.05
Liquidation Proceeds                                                        0.00
All Other Proceeds                                                          0.00
Other Amounts                                                               0.00
                                                                   -------------
Total Deposits                                                     20,556,795.05


Withdrawals
Reimbursement of Servicer Advances                                          0.00
Payment of Master Servicer Fees                                        76,644.03
Payment of Sub Servicer Fees                                          196,552.55
Payment of Other Fees                                                       0.00
Payment of Insurance Premium(s)                                             0.00
Payment of Personal Mortgage Insurance                                196,552.55
Other Permitted Withdrawal per the Pooling and Service Agreement            0.00
Payment of Principal and Interest                                  20,283,757.26
                                                                   -------------
Total Withdrawals                                                  20,753,506.39

Ending Balance                                                           -158.79


Prepayment Compensation
Total Gross Prepayment Interest Shortfall                              11,709.35
Compensation for Gross PPIS from Servicing Fees                        11,709.35
Other Gross PPIS Compensation                                               0.00
                                                                       ---------
Total Net PPIS (Non-Supported PPIS)                                        -0.00


Master Servicing Fees Paid                                             76,644.03
Sub Servicing Fees Paid                                               196,552.55
Insurance Premium(s) Paid                                                   0.00
Personal Mortgage Insurance Fees Paid                                 196,552.55
Other Fees Paid                                                             0.00
                                                                      ----------
Total Fees                                                            469,749.13

         THE
       BANK OF
         NEW
         YORK

   101 Barclay St,8W
   New York, NY 10286

Attn: Courtney Bartholomew
      212-815-3236

                             Countrywide Home Loans
                       Mortgage Pass-Through Certificates
                                 Series 2002-02

--------------------------------------------------------------------------------
                             Delinquency Information
--------------------------------------------------------------------------------
Group 1
-------

Delinquency                                           30-59 Days              60-89 Days              90+ Days                Totals
-----------                                           ----------              ----------              --------                ------
Scheduled Principal Balance                        10,472,900.21            3,124,027.66                  0.00         13,596,927.87
Percentage of Total Pool Balance                       2.578340%               0.769109%             0.000000%             3.347449%
Number of Loans                                               24                       7                     0                    31
Percentage of Total Loans                              2.371542%               0.691700%             0.000000%             3.063241%

Foreclosure
-----------
Scheduled Principal Balance                                                                                             2,625,373.10
Percentage of Total Pool Balance                                                                                           0.646345%
Number of Loans                                                                                                                    6
Percentage of Total Loans                                                                                                  0.592885%

Bankruptcy
----------
Scheduled Principal Balance                                                                                                     0.00
Percentage of Total Pool Balance                                                                                           0.000000%
Number of Loans                                                                                                                    0
Percentage of Total Loans                                                                                                  0.000000%

REO
---
Scheduled Principal Balance                                                                                                     0.00
Percentage of Total Pool Balance                                                                                           0.000000%
Number of Loans                                                                                                                    0
Percentage of Total Loans                                                                                                  0.000000%

Book Value of all REO Loans                                                                                                     0.00
Percentage of Total Pool Balance                                                                                           0.000000%

Current Realized Losses                                                                                                         0.00
Additional Gains (Recoveries)/Losses                                                                                            0.00
Total Realized Losses                                                                                                           0.00

--------------------------------------------------------------------------------
                  Subordination/Credit Enhancement Information
--------------------------------------------------------------------------------


Protection                                                                                            Original               Current
----------                                                                                            --------               -------

Bankruptcy Loss                                                                                     100,000.00            100,000.00
Bankruptcy Percentage                                                                                0.019952%             0.024619%
Credit/Fraud Loss                                                                                 5,011,931.00          5,011,931.00
Credit/Fraud Loss Percentage                                                                         1.000000%             1.233895%

         THE
       BANK OF
         NEW
         YORK

   101 Barclay St,8W
   New York, NY 10286

Attn: Courtney Bartholomew
      212-815-3236

                             Countrywide Home Loans
                       Mortgage Pass-Through Certificates
                                 Series 2002-02

Protection                                                                           Original                Current
----------                                                                           --------                -------
Special Hazard Loss                                                              5,011,931.00           4,240,962.28
Special Hazard Loss Percentage                                                      1.000000%              1.044089%

Credit Support                                                                       Original                Current
--------------                                                                       --------                -------

Class A                                                                        479,892,101.61         384,997,916.85
Class A Percentage                                                                 95.749945%             94.783279%

Class M                                                                          9,272,000.00           9,223,550.96
Class M Percentage                                                                  1.849986%              2.270761%

Class B1                                                                         4,510,700.00           4,487,130.21
Class B1 Percentage                                                                 0.899992%              1.104694%

Class B2                                                                         3,257,700.00           3,240,677.52
Class B2 Percentage                                                                 0.649989%              0.797828%

Class B3                                                                         1,503,500.00           1,495,643.75
Class B3 Percentage                                                                 0.299984%              0.368215%

Class B4                                                                         1,252,900.00           1,246,353.21
Class B4 Percentage                                                                 0.249983%              0.306842%

Class B5                                                                         1,504,179.28           1,496,319.48
Class B5 Percentage                                                                 0.300120%              0.368381%

--------------------------------------------------------------------------------
                            Reserve Fund Information
--------------------------------------------------------------------------------


Class A10 Rounding Account
--------------------------

Beginning Balance                                                                                             970.35
Deposits                                                                                                       29.65
Accrued Interest                                                                                                0.00
Withdrawals                                                                                                   188.44
Ending Balance                                                                                                811.56